SCHEDULE 14A
                     SCHEDULE 14 INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Check the appropriate box:

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[  ]  Definitive Additional Materials

[  ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
Section 240.14a-12

Name of Registrant as Specified in Its Charter:

US West, Inc.

Name of Person(s) Filing Proxy Statement:

United Food & Commercial Workers Union, Local 99R

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
Preliminary Proxy Statement
of the Teamsters General Fund re:

Union Pacific
Annual Meeting
April 19, 1996
Little America Hotel
Salt Lake City, Utah
8:30 a.m.

Date sent to shareholders:
March 18, 1996

To the Shareholders:

     Company Chairman Drew Lewis has stated:

     "Your management and Board of Directors ... addressed the increasingly significant subject of corporate governance to ensure that your Company is responsive to shareholder interests and maintains its position as one of the best managed companies in the business. The discussion of our corporate governance practices in the Corporate Governance Standards sections of the Proxy Statement will be of special interest to all shareholders. We would also like to focus your attention on our proposals to eliminate cumulative voting in the election of directors and to declassify the Board, which will result in annual election of all directors."

At the annual meeting, shareholders are asked to:

1. Elect six directors, each to serve for a term of three years;

2. To amend the Revised Articles of Incorporation to eliminate cumulative voting;

3. To amend the Revised Articles of Incorporation to declassify the Board of Directors;

4. To ratify the appointment of Deloitte & Touche LLP as the independent certified public accountants of the company;

5. To recommend the Board of Directors provide that an independent director serve as the chair of the board; and

6. To transact such other business as may properly come before the Annual meeting or any adjournment or postponement thereof.

     Items 1-4 were proposed by and supported by management, and
Item 5 by shareholder Teamsters General Fund. Management has stated that Proposals 2 and 3 are each conditioned upon shareholder approval of the other: if one fails, management does not plan to implement the other even if it receives majority support.

MANAGEMENT COMPENSATION

     In a February, 1996 report, compensation expert Graef Crystal identified Chairman and CEO Lewis as one of 11 "black hats," a designation that identifies executives with high pay and
low performance.   Crystal compared corporate returns to
executive compensation for 896 companies with CEO's who had been at the company for all three years form 1992-1994. While the average CEO of a similar sized company earned $3,387,000 in salary and bonuses. Lewis earned $7,661,000. Lewis's total cash compensation exceeded the competitive rate by 126%.

     Meanwhile, Crystal found that Union Pacific's performance trailed that of its peers. In 1994, Business Week noted that $100 invested in Union Pacific in 1992 would be worth only $97 two years later. Investments in any of the other five major railroads would have fared better. During this same time period, Crystal notes that UPC ranked in the 31st percentile. This means that 69% of companies performed better than UPC.

     Chairman Lewis is slated to retire. His comments on departing senior executives:

     "You have a certain lifestyle as a CEO ... You belong to clubs, you entertain, you have the big house, the lawn service, the pool service; you do things differently. The least a chief executive who gets fired should expect is two or three years to get his feet on the ground. You take a guy who is making $250,000 to $400,000 a year, and he's been living on that for ten years; he's got one heck of a problem when he tries to live on $100,000. You've got to give him some kind of transition out of it."<F1>


<F1>
Stolley, Richard B.; Baig, Edward C. "How to fire the CEO."
Fortune, August 31, 1987, v116,p38.

We incorporate herein the discussion of the subject of management compensation in the Company's proxy statement.

HAVING A BOARD CHAIR FROM OUTSIDE MANAGEMENT

     The ability of a board of directors to scrutinize management's conduct is enhanced by its chairperson not being the company CEO, according to many familiar with corporate governance. The chair typically sets the agenda and can encourage discussion (or cut it off). A chair from outside management will, in our view, be better able to ensure that management decisions and compensation are thoroughly reviewed.

BOX: On the issue of board room debate, a 1993 Forbes article reports: "Lewis recently agonized over whether to ask a director who he describes as 'disruptive and overly negative' to leave his board. When Lewis finally made his move, the director balked, insisting his removal be voted on by the entire board -- which backed Lewis up."

     The prospect of a Chairman/CEO having medical problems or other personal problems further sharpens the need in our view to avoid unnecessary concentration of authority in a single person.

ELECTION OF DIRECTORS AND APPOINTMENT OF AUDITORS

     At the 1996 annual stockholders meeting, shareholders will be asked to vote in the election for board of directors:

* Of the six directors to be elected this fall, three are from Union Pacific management.

* Two of the six directors who face election and who are not company employees have other ties to Union Pacific:

     (1) Richard B. Cheney is CEO of Halliburton Co, which provided $23.6 million worth of drilling and production services to Union Pacific Resources.

     (2) E. Virgil Conway is the brother of William B. Conway, who is president and owner of a substantial interest in Modjeski
& Masters, Inc., which entered into a consulting agreement with railroad subsidiaries of Union Pacific.

* Of directors continuing in unexpired terms, Richard K. Davidson serves as the Union Pacific president and chief operating officer.

* Of directors continuing in unexpired terms who are not employees, three have other relations to the company.

     (1) Judith Richards Hope is a senior partner at a law firm that provided legal services to the company in 1995.

     (2) Richard Mahoney was an officer of Monsanto until April
1995 and is a director of Monsanto, which purchased approximately
$31 million in transportation services from Union Pacific in 1995.

     (3) Elbridge T. Gerry is a partner of Brown Brothers
Harriman & Co., which managed certain pension funds of the company in 1995 and was paid approximately $110,000 for these services.

     We incorporate herein the discussion in management's proxy statement concerning election of directors and appointment of auditors.

ELIMINATING CUMULATIVE VOTING

     We urge a vote AGAINST the resolution to eliminate cumulative voting. For many years, shareholders have enjoyed the option of targetting their votes for individual board candidates.


     Union Pacific says it will not declassify its board if cumulative voting is retained. We do not believe shareholders should be asked to sacrifice existing protections in order to obtain another improvement. This is especially true in a state such as Utah where once a shareholder's right to cumulative voting is given up, shareholders cannot initiate its re-adoption. Corporate governance reform should not be matter of having to take a step back in order to take a step forward. Management should heed the wishes of the majority of shareholders on each corporate governance issue independently.

     Management contends cumulative voting allows for "special interest" directors but anyone elected as director has serious legal duties to serve all shareholders. That a director has more active support from one sector of shareholders does not mean this director is less qualified to serve shareholders as a whole.

     We believe cumulative voting is one of the few realistic options for shareholders who wish to be able, if necessary, to elect a director not backed by management. The cost of an independent proxy solicitation seeking a majority of shares would run in the hundreds of thousands of dollars, too expensive for most shareholders. The costs of electing a director via cumulative voting are significantly lower. In our view, a director elected without the help of management is a director better suited to preventing a management compensation excesses or management business mistakes.


DECLASSIFYING THE BOARD OF DIRECTORS:

     We join management in supporting this proposal. We incorporate by reference management's discussion of the merits of this proposal.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS

     We incorporate by reference the discussion of security ownership contained in the Company's 1996 proxy statement.

PROPOSALS FOR FUTURE MEETINGS

     Stockholders have certain rights under SEC Rule 14a-8 to have proposals included in the Company's proxy statement. Stockholders who wish to have their proposals included in the Company's proxy statement must deliver their proposals in writing to the Company at Martin Tower, Eighth & Eaton Ave, Bethlehem, PA, 18018, by November 1, 1996. Please contact us if you wish further information about shareholder proposals.

VOTING RIGHTS AND USE OF THE PROXY CARD

     You can vote on all proposals by using the proxy card that is enclosed. We will keep all cards received confidential from the Company until the deadline for their submission, absent a court order requiring disclosure.

      If you sign and return the enclosed card but do not instruct us to vote, the card will be voted FOR the proposals to declassify the board, separate the offices of chair and CEO, and reappoint auditors; AGAINST election of the Board's nominees; and AGAINST the proposal to eliminate cumulative voting.

     THE ENCLOSED PROXY DOES NOT GRANT THE PROXYHOLDERS ANY
DISCRETIONARY AUTHORITY. Should any business other than the above come before the meeting (which we do not anticipate), the proxyholders will not vote your shares on such matters.

     Only shareholders as of February 9, 1996 are entitled to vote. We incorporate by reference the additional information about voting requirements and outstanding shares contained in the Company's proxy statement.

REVOCATION RIGHTS

     If you have already voted the proxy card you received from the company, you can change your vote. The Company's proxy card and our card are both revocable at any time prior to being voted by (1) executing a new proxy card; or (2) attending and voting at the meeting; or (3) delivering written notice of revocation to the Company or to the authorized agents of the employee benefit plan through which your stock is held. Only your latest-dated proxy card will be counted.

SOLICITATION OF PROXIES and CERTAIN OWNERSHIP INFORMATION

     The Teamsters General Fund is part of the International Brotherhood of Teamsters ("IBT") and owns 25 shares of Union Pacific stock. IBT-affiliated pension funds own more Union Pacific stock, though a precise number is not known at this time, nor should investors consider these affiliated funds to be supporters of this solicitation. We expect to bear all the costs of this solicitation, which we estimate will be $2000. We expect to solicit proxies by mail, telephone, telecopier and personal interviews. We will ask trustees, brokers, custodians and other nominees to forward solicitation materials to the beneficial owners of common stock, and they will be reimbursed for their reasonable out-of-pocket expenses. We expect proxies will be solicited solely by IBT employees, who do not receive any additional compensation for such solicitations. The persons designated as proxies on the enclosed cards are on IBT staff.

     IBT represents certain employees of two divisions of Union
Pacific, U.P. Motorfreight and Overnite. IBT has assisted its members in pursuing litigation against Union Pacific over labor issues.

                             *  *  *


SIGN, DATE AND RETURN THE ENCLOSED BLUE CARD TO:



Teamsters General Fund
25 Louisiana Avenue
Washington, DC  20001
Fax 202-624-6833
Telephone: 202-624-8100

PROXY
SOLICITED BY TEAMSTERS GENERAL FUND
ANNUAL MEETING of UNION PACIFIC CORPORATION
April 19, 1996
SALT LAKE CITY, UTAH

The undersigned hereby appoints BARTLETT NAYLOR and, WILLIAM PATTERSON as Proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote as set forth below all shares of stock of UNION PACIFIC CORPORATION which the undersigned is entitled to vote at the April 19, 1996 Annual Meeting of Shareholders or any adjournment or postponement thereof. The undersigned acknowledges receipt of a proxy statement from the proxyholders. The proxyholders will not vote this proxy upon any matters other than those set forth below which may come before the meeting. If no direction is made, this Proxy will be voted against the election of Directors, for proposals 3, 4 and 5, and against proposal 2.

Proxy voting instructions: X Please mark your votes as in this example.

Approval of each of proposals 2 and 3 has been conditioned upon approval of the other proposal.

1.   Election of Directors --     For   Withheld   For all except

                                  ____   ____      ____

     ___________________________________
     (Except nominee(s) written above.)

     Nominees:  R.B. Cheney, E.V. Conway, Drew Lewis, L.W.
Matthews, III, J.L. Messman, T.A. Reynolds, Jr.

     To distribute your votes on a cumulative basis, write below the name(s) of the nominee(s) you wish to vote for and the number of votes you wish to cast for each.
     _________________________________________________

WE RECOMMEND A VOTE "AGAINST" THE FOLLOWING ITEM:
2.   Approval of amending the Revised        For Against  Abstain

     Articles of Incorporation to eliminate   ___  _____   _____
     cumulative voting.

WE RECOMMEND A VOTE "FOR" THE FOLLOWING ITEMS
3.   Approval of amending the Revised        For Against  Abstain
     Articles of Incorporation to            ___  _____   _____
     declassify the Board.

4.   Ratify appointment of Deloitte          For Against  Abstain
     & Touche as independent auditors.       ___  _____   _____


5.   Approval of resolution urging           For Against  Abstain
     board to provide for an independent     ___   _____  _____
     chairman



     Dated:__________________, 1996

     Signature(s)_______________________

     ___________________________________
     Please sign exactly as your name appears on Union Pacific's records. Joint owners should each sign personally. Where applicable, indicate your official title or representation capacity.

     Address ___________________________________________
     Tel.    ________________

If you own through a broker or other nominee, please list record owner's name and address: